Exhibit 99.1

WestRock Reports Fiscal 2022 Second Quarter Results

  Record quarterly net sales of $5.4 billion increased 21.3% year-over-year
  Net income of $40 million declined $73 million year-over-year, or 64.5%. Adjusted Net Income of $309 million increased $164 million year-over-year, growing 112.9%
    Net income in the second quarter of fiscal 2022 was impacted by $363 million of pre-tax restructuring and other costs ($321 million of which was non-cash), or $1.04 per diluted share, primarily associated with the previously announced closure of the Panama City, Florida paper mill
  Record second quarter Consolidated Adjusted EBITDA of $854 million increased 33.3% year-over-year
  Earned $0.15 per diluted share (“EPS”) and Adjusted EPS of $1.17, compared year-over-year to $0.42 and $0.54, respectively
  WestRock’s board of directors authorized an additional 25 million share repurchase program

ATLANTA--(BUSINESS WIRE)--May 5, 2022--WestRock Company (NYSE:WRK), a leading provider of sustainable paper and packaging solutions, today announced results for its fiscal second quarter ended March 31, 2022.

“We delivered an outstanding second quarter, reporting record revenue and impressive adjusted earnings growth despite facing continued challenges from inflation, higher supply chain costs and labor shortages,” said David B. Sewell, chief executive officer. “This strong performance speaks to the resiliency of our broad portfolio, and the resolve of our 50,000 talented employees. We remain focused on execution, and today have increased the midpoint of our full year guidance.”

“Next week we look forward to hosting our 2022 Investor Day to provide further details about our strategy and long-term ambitions. While we are in the early innings of our transformation, we have made significant progress and have substantially more to come. Our future is bright and I’m confident we will capitalize on the tremendous opportunities ahead.”

Consolidated Financial Results

WestRock’s performance for the three months ended March 31, 2022 and 2021 (in millions):

	Three Months Ended
	Mar. 31, 2022	Mar. 31, 2021	$ Var.	% Var.

Net sales	$5,382.1	$4,437.8	$944.3	21.3%
Net income	$39.9	$112.5	$(72.6)	(64.5)%
Consolidated Adjusted EBITDA	$853.9	$640.5	$213.4	33.3%

Net sales increased $944 million, or 21.3%, year-over-year as the prior year period lost an estimated $189 million of net sales associated with the ransomware incident and winter weather (“the Events”). Excluding the prior year impact of the Events, net sales grew 17.0% year-over-year. Paper segment sales increased $408 million, or 36.0%, Corrugated Packaging segment sales increased $297 million, or 14.7%, Consumer Packaging segment sales increased $170 million, or 15.7%, and Distribution segment sales increased $82 million, or 29.3%.

Net income decreased $73 million year-over-year to $40 million. Results for the second quarter of fiscal 2022 included $363 million of pre-tax restructuring and other costs, $321 million of which was non-cash, primarily associated with the previously announced closure of the Panama City, Florida paper mill. The impact of higher selling price/mix and higher volumes were partially offset by increased cost inflation, lower productivity and other operational items. The prior year period was negatively impacted by $80 million pre-tax for lost sales and operational disruption from the Events as well as $20 million pre-tax of ransomware recovery costs, primarily professional fees.

Consolidated Adjusted EBITDA increased $213 million, or 33.3%, year-over-year due to strength across the segments, primarily in the Paper and Consumer Packaging segments.

Additional information about the changes in segment sales and Adjusted EBITDA by segment are included below.

Net Cash Provided By Operating Activities and Other Financing and Investing Activities

Net cash provided by operating activities was $390 million in the second quarter of fiscal 2022 compared to $132 million in the prior year quarter primarily due to increased cash earnings and less working capital usage. The prior year period was impacted by lower income as a result of the Events as well as in increase in accounts receivable associated with delayed billing due to the ransomware incident.

Total debt was $8.4 billion at March 31, 2022, $8.2 billion excluding $184 million of unamortized fair market value step-up of debt acquired in mergers and acquisitions, and $7.8 billion after further excluding cash and cash equivalents of $360 million. During the second quarter of fiscal 2022, we redeemed $350 million aggregate principal amount of our 4.00% senior notes due March 2023 using existing liquidity and recorded an $8.2 million loss on extinguishment of debt. The Company had approximately $3.2 billion of available liquidity under long-term committed credit facilities and cash and cash equivalents at March 31, 2022.

During the second quarter of fiscal 2022, WestRock invested $181 million in capital expenditures and returned $276 million in capital to stockholders, specifically $210 million in stock repurchases and $66 million in dividend payments.

WestRock’s board of directors authorized a new repurchase program of up to 25 million shares of WestRock common stock, in addition to any unutilized shares left from the existing authorization. The 25 million shares represents an additional authorization of approximately 10% of our outstanding common stock.

Segment Reporting Structure

In the first quarter of fiscal 2022, the Company reorganized its reportable segments due to changes in its organizational structure and how the Company makes key operating decisions, allocates resources and assesses the performance of our business. The Company believes the change provides greater visibility into the vertical integration between our mills and converting operations as well as the value of a diversified portfolio of assets, and helps it highlight the performance of its portfolio.

Our reportable segments are:

  Corrugated Packaging, which consists of our integrated corrugated converting operations;
  Consumer Packaging, which consists of our integrated consumer converting operations;
  Paper, which consists of all third-party paper sales; and
  Distribution, which consists of our distribution and display assembly operations.

As a result of the reorganization, the Company reports the benefit of vertical integration with its mills in each reportable segment that ultimately sells the associated paper and packaging products to our external customers. Prior to the reorganization, the Company had two reportable segments, Corrugated Packaging and Consumer Packaging.

The Company’s measure of segment profitability for each reportable segment is Adjusted EBITDA in accordance with Accounting Standards Codification 280, “Segment Reporting” because it is the measure used by our Company to make decisions about allocating resources and assessing segment performance. Certain items are not allocated to our reportable segments and, thus, the information that the Company uses to make operating decisions and assess performance does not reflect such amounts. Items not allocated are reported as Non-allocated expenses or in other line items outside of Adjusted EBITDA. Adjusted EBITDA is defined on page 10 under “Non-GAAP Financial Measures and Reconciliations”. Prior period amounts for our reportable segments have been recast to conform to the new segment structure. These changes did not impact the consolidated financial statements.

Segment Results

Corrugated Packaging Segment

	Three Months Ended
	Mar. 31, 2022	Mar. 31, 2021	Var.	% Var.

Segment sales	$2,319.0	$2,022.4	$296.6	14.7%
Adjusted EBITDA	$328.7	$321.1	$7.6	2.4%
Adjusted EBITDA Margin	14.2%	15.9%	-170 bps

Corrugated Packaging segment sales increased $297 million, or 14.7%, primarily due to higher selling price/mix and higher volumes, including $39 million of negative impact on volumes in the prior year period from the Events.

Corrugated Packaging Adjusted EBITDA increased $8 million, or 2.4%, primarily due to the margin impact from higher selling price/mix and higher volumes, including the negative impact from the Events in the prior year, that were partially offset by increased cost inflation and a reduction in productivity and other operational items. Productivity was negatively impacted by heavy planned mill maintenance and COVID-related absenteeism in the current year period. Corrugated Packaging Adjusted EBITDA margin was 14.2% and Adjusted EBITDA margin excluding trade sales was 14.7%.

Consumer Packaging Segment

	Three Months Ended
	Mar. 31, 2022	Mar. 31, 2021	Var.	% Var.

Segment sales	$1,250.6	$1,080.6	$170.0	15.7%
Adjusted EBITDA	$205.8	$164.1	$41.7	25.4%
Adjusted EBITDA Margin	16.5%	15.2%	130 bps

Consumer Packaging segment sales increased $170 million, or 15.7%, primarily due to higher selling price/mix and higher volumes including the negative impact on volumes in the prior year period from the Events.

Consumer Packaging Adjusted EBITDA increased $42 million, or 25.4%, primarily due to the margin impact from higher selling price/mix and higher volumes that were partially offset by increased cost inflation, the unfavorable impact of foreign currency and a reduction in productivity and other operational items. The Consumer Packaging segment delivered an Adjusted EBITDA margin of 16.5%.

Paper Segment

	Three Months Ended
	Mar. 31, 2022	Mar. 31, 2021	Var.	% Var.

Segment sales	$1,538.1	$1,130.6	$407.5	36.0%
Adjusted EBITDA	$308.6	$159.6	$149.0	93.4%
Adjusted EBITDA Margin	20.1%	14.1%	600 bps

Paper segment sales increased $408 million, or 36.0%, primarily due to higher selling price/mix and higher volumes, including the $135 million of negative impact on volumes in the prior year period from the Events.

Paper Adjusted EBITDA increased $149 million, or 93.4%, primarily due to the margin impact from higher selling price/mix and higher volumes, including the negative impact from the Events in the prior year, that were partially offset by increased cost inflation, a reduction in productivity and other operational items, and the unfavorable impact of foreign currency. The Paper segment delivered an Adjusted EBITDA margin of 20.1%.

Distribution Segment

	Three Months Ended
	Mar. 31, 2022	Mar. 31, 2021	Var.	% Var.

Segment sales	$362.3	$280.3	$82.0	29.3%
Adjusted EBITDA	$28.0	$11.0	$17.0	154.5%
Adjusted EBITDA Margin	7.7%	3.9%	380 bps

Distribution segment sales increased $82 million, or 29.3%, primarily due to higher selling price/mix and higher volumes primarily related to fulfillment of a large healthcare order.

Distribution Adjusted EBITDA increased $17 million, or 154.5%, primarily due to the margin impact of higher selling price/mix and higher volumes that were partially offset by the increased cost inflation and a reduction in productivity and other operational items.

Conference Call

WestRock will host a conference call to discuss its results of operations for the fiscal second quarter ended March 31, 2022 and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on Thursday, May 5, 2022. The conference call, which will be webcast live, an accompanying slide presentation, and this release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 877-317-6789 (inside the U.S.) or +1 412-317-6789 (outside the U.S.) at least 15 minutes prior to the start of the call and ask to be joined into the WestRock Company call. Replays of the call can be accessed at ir.westrock.com.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide sustainable paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. The Company cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about our fiscal 2022 guidance; that, while we are in the early innings of our transformation, we have made significant progress and have substantially more to come; that our future is bright and that we are confident we will capitalize on the tremendous opportunities ahead; and, our belief that the change in reportable segments provides greater visibility into the vertical integration between our mills and converting operations as well as the value of a diversified portfolio of assets, and helps the Company highlight the performance of its portfolio. With respect to these statements, the Company has made assumptions regarding, among other things, developments related to the COVID-19 pandemic, including the severity, magnitude and duration of the pandemic, negative global economic conditions arising from the pandemic, impacts of governments' responses to the pandemic on the Company’s operations, impacts of the pandemic on commercial activity, the Company’s customers and consumer preferences and demand, supply chain disruptions, and disruptions in the credit or financial markets; the results and impacts of acquisitions; economic, competitive and market conditions generally, including the impact of COVID-19; volumes and price levels of purchases by customers; competitive conditions in the Company’s businesses and possible adverse actions of our customers, competitors and suppliers; labor costs; the amount and timing of capital expenditures, including installation costs, project development and implementation costs, and costs related to resolving disputes with third parties with which we work to manage and implement our capital projects; severance and other shutdown costs; restructuring costs; utilization of real property that is subject to the restructurings due to realizable values from the sale of such property; credit availability; and raw material and energy costs. The Company’s businesses are subject to a number of risks that would affect any such forward-looking statements, including, among others, the level of demand for our products; our ability to respond effectively to the impact of COVID-19; our ability to successfully identify and make performance and productivity improvements; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; adverse legal, reputational and financial effects on the Company resulting from cyber incidents and the effectiveness of the Company’s business continuity plans during a ransomware incident; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of severe weather or a natural disaster or other unanticipated problems, such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions, including those related to COVID-19; our desire or ability to continue to repurchase company stock; the scope, timing and outcome of any litigation, claims or other proceedings or dispute resolutions and the impact of any such litigation; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021. The information contained herein speaks as of the date hereof and the Company does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

WestRock Company
Condensed Consolidated Statements of Income
In millions, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2022	2021	2022	2021

Net sales	$5,382.1	$4,437.8	$10,334.3	$8,839.3
Cost of goods sold	4,378.4	3,688.2	8,534.0	7,336.8
Gross profit	1,003.7	749.6	1,800.3	1,502.5
Selling, general and administrative, excluding intangible amortization	493.1	458.4	946.0	876.2
Selling, general and administrative intangible amortization	88.1	88.6	176.1	180.5
Loss (gain) on disposal of assets	2.5	0.3	(11.4)	2.8
Multiemployer pension withdrawal income	-	-	(3.3)	-
Restructuring and other costs	363.4	5.2	365.7	12.9
Operating profit	56.6	197.1	327.2	430.1
Interest expense, net	(72.5)	(83.5)	(159.2)	(177.3)
Loss on extinguishment of debt	(8.2)	-	(8.2)	(1.1)
Pension and other postretirement non-service income	39.7	35.0	79.6	69.9
Other income (expense), net	6.3	(13.4)	6.5	7.4
Equity in income of unconsolidated entities	20.6	9.7	39.0	18.7
Income before income taxes	42.5	144.9	284.9	347.7
Income tax expense	(1.8)	(30.5)	(60.4)	(80.8)
Consolidated net income	40.7	114.4	224.5	266.9
Less: Net income attributable to noncontrolling interests	(0.8)	(1.9)	(2.3)	(2.4)
Net income attributable to common stockholders	$39.9	$112.5	$222.2	$264.5

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net income attributable to common stockholders	$39.9	$112.5	$222.2	$264.5
Less: Distributed and undistributed income available to participating securities	(0.1)	(0.1)	(0.1)	(0.1)
Distributed and undistributed income available to common stockholders	$39.8	$112.4	$222.1	$264.4

Diluted weighted average shares outstanding	265.3	267.0	266.1	265.9

Diluted earnings per share	$0.15	$0.42	$0.83	$0.99

WestRock Company
Segment Information
In millions (unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Net sales:
Corrugated Packaging	$2,319.0	$2,022.4	$4,539.0	$4,041.9
Consumer Packaging	1,250.6	1,080.6	2,389.3	2,143.1
Paper	1,538.1	1,130.6	2,890.7	2,221.5
Distribution	362.3	280.3	687.1	584.1
Intersegment Eliminations	(87.9)	(76.1)	(171.8)	(151.3)
Total	$5,382.1	$4,437.8	$10,334.3	$8,839.3

Adjusted EBITDA:
Corrugated Packaging	$328.7	$321.1	$617.6	$668.7
Consumer Packaging	205.8	164.1	375.1	339.4
Paper	308.6	159.6	541.0	311.3
Distribution	28.0	11.0	34.5	27.4
Total	871.1	655.8	1,568.2	1,346.8

Depreciation, depletion and amortization	(373.6)	(361.4)	(740.1)	(725.9)
Gain on sale of certain closed facilities	-	-	14.4	0.9
Multiemployer pension withdrawal income	-	-	3.3	-
Restructuring and other costs	(363.4)	(5.2)	(365.7)	(12.9)
Non-allocated expenses	(17.2)	(15.3)	(34.0)	(36.5)
Interest expense, net	(72.5)	(83.5)	(159.2)	(177.3)
Loss on extinguishment of debt	(8.2)	-	(8.2)	(1.1)
Other income (expense), net	6.3	(13.4)	6.5	7.4
Other adjustments	-	(32.1)	(0.3)	(53.7)
Income before income taxes	$42.5	$144.9	$284.9	$347.7

Depreciation, depletion and amortization:
Corrugated Packaging	$166.9	$167.7	$333.9	$343.3
Consumer Packaging	90.1	88.3	176.4	174.1
Paper	109.8	98.8	216.0	195.3
Distribution	5.8	5.7	11.6	11.5
Corporate	1.0	0.9	2.2	1.7
Total	$373.6	$361.4	$740.1	$725.9

Other adjustments:
Corrugated Packaging	$(6.4)	$2.0	$(6.4)	$11.5
Consumer Packaging	7.5	0.8	7.7	9.7
Paper	(1.1)	0.6	(1.0)	2.4
Distribution	-	-	-	0.6
Corporate	-	28.7	-	29.5
Total	$-	$32.1	$0.3	$53.7

WestRock Company
Condensed Consolidated Statements of Cash Flows
In millions (unaudited)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Consolidated net income	$40.7	$114.4	$224.5	$266.9
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	373.6	361.4	740.1	725.9
Deferred income tax benefit	(86.0)	(35.0)	(100.0)	(54.6)
Share-based compensation expense	24.5	31.1	39.7	51.1
401(k) match and company contribution in common stock	-	64.6	2.5	89.5
Pension and other postretirement funding more than expense (income)	(34.9)	(28.1)	(67.3)	(56.1)
Cash surrender value increase in excess of premiums paid	1.6	(12.6)	(15.0)	(33.8)
Gain on sale of sawmill	-	(16.5)	-	(16.5)
Gain on sale of investment	-	-	-	(14.7)
Other impairment adjustments	321.2	22.5	322.1	22.5
Loss (gain) on disposal of plant and equipment and other, net	2.4	0.2	(11.5)	2.8
Other, net	(21.3)	(9.0)	(34.7)	(19.3)
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	(289.5)	(407.2)	(229.1)	(257.0)
Inventories	(15.9)	(35.6)	(133.4)	(79.9)
Other assets	(110.2)	(107.3)	(156.1)	(126.6)
Accounts payable	58.9	116.9	64.3	111.5
Income taxes	41.0	2.1	103.0	52.7
Accrued liabilities and other	83.8	70.3	(106.4)	187.2
Net cash provided by operating activities	389.9	132.2	642.7	851.6

Investing activities:
Capital expenditures	(181.0)	(132.3)	(354.1)	(303.0)
Cash paid for purchase of businesses, net of cash acquired	-	-	(7.0)	-
Proceeds from corporate owned life insurance	25.7	11.2	27.7	16.7
Proceeds from sale of sawmill	-	58.5	-	58.5
Proceeds from sale of investments	-	5.0	-	28.3
Proceeds from sale of property, plant and equipment	0.6	1.1	23.0	3.1
Proceeds from property, plant and equipment insurance settlement	-	1.7	1.7	1.7
Other, net	2.9	-	2.1	(0.5)
Net cash used for investing activities	(151.8)	(54.8)	(306.6)	(195.2)

Financing activities:
Additions to revolving credit facilities	-	215.0	-	395.0
Repayments of revolving credit facilities	(40.0)	(265.0)	(40.0)	(275.0)
Additions to debt	343.8	244.4	375.1	255.2
Repayments of debt	(364.0)	(152.5)	(416.2)	(857.0)
Changes in commercial paper, net	224.6	-	224.6	-
Other debt (repayments) additions, net	(64.2)	(14.6)	4.8	7.0
Issuances of common stock, net of related tax withholdings	(15.4)	12.6	(9.2)	0.2
Purchases of common stock	(210.1)	-	(310.2)	-
Cash dividends paid to stockholders	(65.8)	(53.2)	(132.1)	(105.8)
Other, net	7.6	12.8	15.4	(4.2)
Net cash used for financing activities	(183.5)	(0.5)	(287.8)	(584.6)
Effect of exchange rate changes on cash and cash equivalents	14.3	3.3	21.0	11.1
Increase in cash and cash equivalents and restricted cash	68.9	80.2	69.3	82.9
Cash and cash equivalents, and restricted cash at beginning of period	291.3	253.8	290.9	251.1
Cash and cash equivalents, and restricted cash at end of period	$360.2	$334.0	$360.2	$334.0

Supplemental disclosure of cash flow information:

Cash paid during the period for:
Income taxes, net of refunds	$45.9	$63.4	$55.8	$82.2
Interest, net of amounts capitalized	$119.2	$130.2	$176.0	$189.1

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	March 31,	September 30,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$360.2	$290.9
Accounts receivable (net of allowances of $73.8 and $68.1)	2,841.9	2,586.9
Inventories	2,233.5	2,173.3
Other current assets	545.9	597.6
Assets held for sale	4.4	10.9
Total current assets	5,985.9	5,659.6

Property, plant and equipment, net	10,237.4	10,570.1
Goodwill	5,969.3	5,959.2
Intangibles, net	3,143.6	3,318.8
Restricted assets held by special purpose entities	1,256.8	1,260.5
Prepaid pension asset	738.0	674.3
Other assets	1,874.6	1,811.8
Total Assets	$29,205.6	$29,254.3

Liabilities and Equity
Current liabilities:
Current portion of debt	$419.6	$168.8
Accounts payable	2,219.0	2,123.7
Accrued compensation and benefits	509.8	656.8
Other current liabilities	763.4	694.8
Total current liabilities	3,911.8	3,644.1
Long-term debt due after one year	7,954.4	8,025.3
Pension liabilities, net of current portion	245.6	254.7
Postretirement medical liabilities, net of current portion	138.6	133.7
Non-recourse liabilities held by special purpose entities	1,122.6	1,127.3
Deferred income taxes	2,850.9	2,944.4
Other long-term liabilities	1,380.4	1,433.1
Redeemable noncontrolling interests	4.2	1.7

Total stockholders' equity	11,578.4	11,670.3
Noncontrolling interests	18.7	19.7
Total Equity	11,597.1	11,690.0
Total Liabilities and Equity	$29,205.6	$29,254.3

Non-GAAP Financial Measures and Reconciliations

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating WestRock’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Consolidated Adjusted EBITDA and Adjusted EBITDA

WestRock uses the non-GAAP financial measure “Consolidated Adjusted EBITDA”, along with other factors such as “Adjusted EBITDA” (a GAAP measure of segment performance our Company uses to evaluate our segment results), to evaluate our overall performance. Management believes that the most directly comparable GAAP measure to “Consolidated Adjusted EBITDA” (formerly referred to as Adjusted Segment EBITDA) is “Net income attributable to common stockholders”. It can also be derived by adding together each segment’s “Adjusted EBITDA” plus “Non-allocated expenses”. Management believes this measure provides WestRock’s management, board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because it excludes restructuring and other costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock’s management and board use this information to evaluate WestRock’s performance relative to other periods.

Adjusted EBITDA is defined as pretax earnings of a reportable segment before depreciation, depletion and amortization, and excludes the following items our Company does not consider part of our segment performance: gain on sale of certain closed facilities, multiemployer pension withdrawal income, restructuring and other costs, non-allocated expenses, interest expense, net, loss on extinguishment of debt, other income (expense), net, and other adjustments - each as outlined in the table on page 7 ("Adjusted EBITDA").

Adjusted Segment Sales and Adjusted EBITDA Margins, Excluding Trade Sales

WestRock uses the non-GAAP financial measures “Adjusted Segment Sales” and “Adjusted EBITDA Margins, excluding trade sales”. Management believes that adjusting segment sales for trade sales is consistent with how our peers present their sales for purposes of computing segment margins and helps WestRock’s management, board of directors, investors, potential investors, securities analysts and others compare companies in the same peer group. Management believes these measures are also useful to investors to evaluate WestRock’s performance relative to its peers. Management believes that the most directly comparable GAAP measure to “Adjusted Segment Sales” is “segment sales”. Additionally, the most directly comparable GAAP measure to “Adjusted EBITDA Margin, excluding trade sales” is “Adjusted EBITDA Margin”. “Adjusted EBITDA Margin, excluding trade sales” is calculated by dividing that segment’s Adjusted EBITDA by Adjusted Segment Sales. “Adjusted EBITDA Margin” is considered a GAAP profitability measure and it is calculated for each segment by dividing that segment’s Adjusted EBITDA by segment sales.

Adjusted Net Income, Adjusted Earnings Per Diluted Share

WestRock uses the non-GAAP financial measures “Adjusted Net Income” and “Adjusted Earnings Per Diluted Share”. Management believes these measures provide WestRock’s management, board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because they exclude restructuring and other costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use this information to evaluate WestRock’s performance relative to other periods. WestRock believes that the most directly comparable GAAP measures to Adjusted Net Income and Adjusted Earnings Per Diluted Share are Net income attributable to common stockholders, represented in the table below as the as reported results for Consolidated net income (i.e. Net of Tax) less net income attributable to Noncontrolling interests, and Earnings per diluted share, respectively.

This release includes reconciliations of our non-GAAP financial measures to their respective directly comparable GAAP measures, as identified above, for the periods indicated (in millions, except percentages).

Reconciliations of Consolidated Adjusted EBITDA

	Three Months Ended
	March 31,
	2022	2021

Net Income attributable to common stockholders	$39.9	$112.5
Adjustments: (1)
Less: Net Income attributable to noncontrolling interests	0.8	1.9
Income tax expense	1.8	30.5
Other (income) expense, net	(6.3)	13.4
Loss on extinguishment of debt	8.2	-
Interest expense, net	72.5	83.5
Restructuring and other costs	363.4	5.2
Depreciation, depletion and amortization	373.6	361.4
Other adjustments	-	32.1
Consolidated Adjusted EBITDA	$853.9	$640.5
(1)	Schedule adds back expense or subtracts income for certain financial statement and segment footnote items to compute Consolidated Adjusted EBITDA.

Reconciliations of Adjusted Net Income

	Three Months Ended March 31, 2022

	Consolidated Results

	Pre-Tax	Tax	Net of Tax
As reported (1)	$42.5	$(1.8)	$40.7
Restructuring and other items	363.4	(89.1)	274.3
Loss on extinguishment of debt	8.2	(2.0)	6.2
Losses at closed facilities, transition and start-up costs	0.1	(0.1)	-
MEPP liability adjustment due to interest rates	(14.6)	3.6	(11.0)
Adjusted Results	$399.6	$(89.4)	$310.2
Noncontrolling interests			(0.8)
Adjusted Net Income			$309.4
(1)

The as reported results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax expense" and "Consolidated net income", respectively, as reported on the statements of income.

	Three Months Ended March 31, 2021

	Consolidated Results

	Pre-Tax	Tax	Net of Tax
As reported (1)	$144.9	$(30.5)	$114.4
Grupo Gondi option	22.5	(6.7)	15.8
Ransomware recovery costs	19.8	(4.9)	14.9
Accelerated compensation - former CEO	11.7	-	11.7
Restructuring and other items	5.2	(1.4)	3.8
Losses at closed facilities, transition and start-up costs	0.8	(0.2)	0.6
Accelerated depreciation on major capital projects
and certain facility closures	0.5	(0.2)	0.3
Gain on sale of sawmill	(16.5)	8.3	(8.2)
MEPP liability adjustment due to interest rates	(8.1)	2.0	(6.1)
Adjusted Results	$180.8	$(33.6)	$147.2
Noncontrolling interests			(1.9)
Adjusted Net Income			$145.3
(1)

The as reported results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax expense" and "Consolidated net income", respectively, as reported on the Condensed Consolidated Statements of Income.

Reconciliation of Adjusted Earnings Per Diluted Share

	Three Months Ended
	Mar. 31, 2022	Mar. 31, 2021

Earnings per diluted share	$0.15	$0.42
Restructuring and other items	1.04	0.01
Loss on extinguishment of debt	0.02	-
Grupo Gondi option	-	0.06
Ransomware recovery costs	-	0.06
Accelerated compensation - former CEO	-	0.04
MEPP liability adjustment due to interest rates	(0.04)	(0.02)
Gain on sale of sawmill	-	(0.03)
Adjusted Earnings Per Diluted Share	$1.17	$0.54

Reconciliations of Adjusted Segment Sales and Adjusted EBITDA Margins, Excluding Trade Sales

Corrugated Packaging Segment

	Three Months Ended
	Mar. 31, 2022	Mar. 31, 2021

Segment sales	$2,319.0	$2,022.4
Less: Trade Sales	(86.7)	(71.1)
Adjusted Segment Sales	$2,232.3	$1,951.3

Adjusted EBITDA	$328.7	$321.1

Adjusted EBITDA Margins	14.2%	15.9%

Adjusted EBITDA Margin, excluding Trade Sales	14.7%	16.5%

Contacts

Investors:

Robert Quartaro, 470-328-6979
Senior Vice President, Investor Relations
robert.quartaro@westrock.com

James Armstrong, 470-328-6327
Vice President, Investor Relations
james.armstrong@westrock.com

Media:

Robby Johnson, 470-328-6397
Manager, Corporate Communications
s-crp-mediainquiries@westrock.com